CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Fixed Income Securities Funds of our reports dated March 20, 2026, relating to the financial statements and financial highlights of Vanguard GNMA Fund, Vanguard High-Yield Active ETF, Vanguard High-Yield Corporate Fund, Vanguard Intermediate-Term Investment-Grade Fund, Vanguard Intermediate-Term Treasury Fund, Vanguard Long-Term Investment-Grade Fund, Vanguard Long-Term Treasury Fund, Vanguard Real Estate II Index Fund, Vanguard Short- Term Federal Fund, Vanguard Short-Term Investment-Grade Fund, Vanguard Short-Term Treasury Fund and Vanguard Ultra-Short-Term Bond Fund, which appear in Vanguard Fixed Income Securities Funds’ Certified Shareholder Report on Form N-CSR for the year ended January 31, 2026. We also consent to the references to us under the headings “Financial Statements”, “Service Providers–Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP May 26, 2026

PricewaterhouseCoopers LLP, 2001 Market Street, Suite 1800,

Philadelphia, PA 19103 +1 (267) 330 3000

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